SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                SCHEDULE 14A
                               (RULE 14a-101)

                          SCHEDULE 14A INFORMATION

              Proxy Statement Pursuant to Section 14(a) of the
            Securities Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant [  ]
Filed by a Party other than the Registrant [X]
Check the appropriate box:
[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[  ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[X ] Soliciting Material Pursuant to Rule 14a-12

                              TAB PRODUCTS CO.
              (Name of Registrant as Specified in Its Charter)

                          THADDEUS S. JAROSZEWICZ
  (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X ] No fee required.
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
         (1) Title of each class of securities to which transaction applies:
         (2) Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         (4) Proposed maximum aggregate value of transactions:
         (5) Total fee paid:

 [ ] Fee paid previously with preliminary materials.
 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.


Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:
         (2) Form, Schedule or Registration Statement No.:
         (3) Filing Party:
         (4) Date Filed:




               CERTAIN INFORMATION CONCERNING PARTICIPANTS IN
                  SOLICITATION BY THADDEUS S. JAROSZEWICZ
                  ---------------------------------------


                  Thaddeus S. Jaroszewicz, Hamilton Sorter Co., Inc. ("Hamilton Sorter"), Workstream Inc. ("Workstream"), HS Morgan Corporation ("HS Morgan"), Phillip Ean Cohen and certain other persons named below may be deemed to be participants in the solicitation of proxies by Mr. Jaroszewicz from stockholders of Tab Products Co. ("Tab") in connection with Tab's 2001 Annual Meeting of Stockholders (the "2001 Annual Meeting"). Mr. Jaroszewicz is the Chief Executive Officer and a Director of Hamilton Sorter, which is a wholly owned subsidiary of Workstream, which, in turn, is a wholly owned subsidiary of a limited partnership, the general partner of which is HS Morgan. HS Morgan is wholly owned by Mr. Cohen.

                  Other participants in this solicitation may include the following directors and executive officers of, and consultant to, Hamilton
Sorter: Mr. Jaroszewicz, Chief Executive Officer and Director; Mike Webster, President; Richard Mealey, Chief Financial Officer; James Van Der Zwaag, Controller and Secretary; J. Carr Gamble, III, Director; and John W. Boustead, consultant; the following directors and executive officers of
Workstream: Mr. Jaroszewicz, President and Director; Mark J. Dessy, Director; and Mr. Gamble, Director; the following directors and executive officers of HS Morgan: Mr. Cohen, Chairman, Director and sole stockholder; Mr. Jaroszewicz, President; and Virginia Dodsen, Vice President, Treasurer, Secretary and Director; and Mr. Jaroszewicz's nominees to stand for election to the Board of Directors of Tab at the 2001 Annual Meeting: Mr. Jaroszewicz; Mr. Boustead; Mr. Dessy; Watkins C. Johnston; and David Pease, III.

                  As of June 25, 2001, Mr. Jaroszewicz is the record owner of 100 shares of common stock of Tab, and Hamilton Sorter is the beneficial owner of 339,000 shares of common stock of Tab. As of such date, no other participant is the record or beneficial owner of any shares of common stock of Tab except insofar as they may be deemed to share beneficial ownership of the shares of common stock of Tab beneficially owned by Hamilton Sorter. Hamilton Sorter will reimburse Mr. Jaroszewicz for all expenses incurred by him in connection with his solicitation of proxies.